EXHIBIT 21.1

American Water Works Company, Inc. and its Subsidiaries Ownership Schedule

As of February 1, 2010

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business
AAET, Inc.	Corporation	Delaware	100% held through American Water Enterprises, Inc.	General Partner of AAET, L.P.

AAET, L.P.	Limited Partnership	Delaware	98% held through American Water Enterprises, Inc.; 2% held through AAET, Inc.	Supplies carbon regeneration materials to water facilities in the US

ACUS Corporation	Corporation	Texas	100% held through TWH LLC	Inactive

AmericanAnglian Canada Company	Corporation	Canada	100% held through American Water Resources, Inc.	Water and/or wastewater management and operating services (IA)

American Lake Water Company	Corporation	Illinois	100% held through American Water	Water pipeline company

American Water Canada Corp.	Corporation	Ontario	100% held through American Water Enterprises Holding, Inc.	Holds contracts for operation and maintenance of water and/or wastewater facilities in Canada

American Water Capital Corp.	Corporation	Delaware	100% held through American Water	Funding vehicle for AWW and its utility subsidiaries

American Water Carbon Services Corp.	Corporation	Ontario	100% held through American Water Canada Corp.	Supplies carbon regeneration materials to water facilities in Canada

American Water Engineering, Inc.	Corporation	New Jersey	100% held through American Water (USA), Inc.	Inactive

American Water Enterprises Holding, Inc.	Corporation	Delaware	100% held through American Water Enterprises, Inc.	Holding company for many AWE subsidiaries in the US; Holds contract to operate and maintain Jefferson Parish, LA East Bank wastewater treatment plant

American Water Enterprises, Inc.	Corporation	Delaware	100% held through American Water	Holding company for the non-regulated business; Has some contracts due to historical reasons

American Water Industrial Operations, Inc.	Corporation	Texas	100% held through American Water Industrials, Inc.	Inactive

American Water Industrials, Inc.	Corporation	Delaware	100% held through American Water Enterprises, Inc.	Holding company

American Water Operations and Maintenance, Inc.	Corporation	Texas	100% held through American Water (USA), Inc.	Primary entity for contracts for design, building and/or operation of water and wastewater facilities and operations, maintenance and management of water and wastewater facilities in the US

American Water- Pridesa LLC	Limited liability company	Delaware	50% held through American Water Enterprises, Inc.; 50% outside ownership by Pridesa America Corporation	Current contract to remedy, operate and manage the Tampa Bay Seawater Desalination Plant

American Water Resources, Inc.	Corporation	Virginia	100% held through American Water	a) Homeowner Services Group – water line and sewer line protection programs b) Carbon Services – reactivates spent carbon c) Leasing (NOT managed by AWEG)

American Water Services CDM, Inc.	Corporation	Washington	80% held through American Water (USA), Inc.; 20% outside common stock held by Camp Dresser and McKee, Inc.	Joint venture operating the Tolt water treatment facility located in Seattle, WA

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business
American Water Services Underground Infrastructure Corp.	Corporation	Ontario	100% held through American Water Canada Corp.	Current contracts for closed circuit television inspection of water and/or wastewater pipes

American Water (USA), Inc.	Corporation	Delaware	100% held through American Water Enterprises Holding, Inc.	Holding company

American Water Works Company, Inc.	Corporation	Delaware	100% held through AMERICAN WATER	Water and Wastewater-related product and services

American Water Works Service Company, Inc.	Corporation	Delaware	100% held through American Water	Professional water and/or wastewater services

Applied Wastewater Management, Inc.	Corporation	New Jersey	100% held through E’town LLC	Regulated wastewater company

Applied Wastewater Services, Inc.	Corporation	New Jersey	100% held through Applied Water Management, Inc.	Current projects for engineering, construction operations and services primarily in wastewater

Applied Water Management of Delaware, Inc.	Corporation	Delaware	100% held through Applied Water Management, Inc.	Current contracts for water and/or wastewater services

Applied Water Management, Inc.	Corporation	New Jersey	100% held through E’town LLC	Current projects for engineering, construction operations and services primarily in wastewater

Arizona – American Water Company	Corporation	Arizona	100% held through American Water	Water and/or wastewater utility

American Water Services LLC	Limited Liability Company	New Jersey	100% held through American Water	Holding Company

Bluefield Valley Water Works Company	Corporation	Virginia	100% held through West Virginia-American Water Company	Water and/or wastewater utility

Braemar Acres Limited	Corporation	Ontario	100% held through Uniflo Limited	Currently owns real property for storage of lime materials used by Terratec Environmental Ltd. in Canada

California – American Water Company	Corporation	California	100% held through American Water	Water and/or wastewater utility

E’town LLC	Limited liability company	Delaware	100% held through TWH LLC	Holding company

E’town Properties, Inc.	Corporation	Delaware	100% held through American Water Works Company, Inc.	Set up by Elizabethtown Water Company entity to hold real estate for development and/or sale

E’town Services, LLC	Limited Liability Company	New Jersey	100% held through AWE	Holds wastewater services contract among E’town Corp, Elizabeth, NJ and the Union County Improvement Authority

EA2 Systems, L.C.	Limited liability company	Missouri	100% held through AAET L.P.	Current contracts to provide water and/or wastewater management and operating services

Edison Water Company	Corporation	New Jersey	100% held through AWE	Manage water contract for Township of Edison, NJ

Elizabethtown Water Services, LLC	Limited liability company	New Jersey	100% held through AWE	Provides water and sewer line protection contracts to former E’town Corporation customers in New Jersey

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business
EMC Batesville, LLC	Limited liability company	Missouri	100% held through EMC	Single purpose entity formed for improvements made to, and subsequent operation of, a wastewater treatment plant and water reuse system located in Batesville, Arkansas, as well as for the lease of related equipment used thereon.

EMC of St. Charles County, LLC	Limited liability company	Missouri	100% held through EMC	Regulated sewer utility providing sewer services to a residential development located in St. Charles County, Missouri.

Environmental Management Corp.	Corporation	New Jersey	100% held through AWE	Provides design, build and operation services for the water and wastewater assets of industrial firms and municipalities in the US and other countries.

Hawaii – American Water Company	Corporation	Nevada	100% held through American Water	Water and/or wastewater utility

Horseshoe Carbons Incorporated	Corporation	Ontario	80% held through American Water Carbon Services Corp.; 20% outside common shares held by PICA, S.A.	Currently supplies carbon regeneration materials to water facility for one client in Canada

Hydro-Aerobics, Inc.	Corporation	Texas	100% held through TWH LLC	Designing, manufacturing wastewater equipment (IA)

Illinois – American Water Company	Corporation	Illinois	100% held through American Water (0.1% outside preferred stock)	Water and/or wastewater utility

Indiana – American Water Company	Corporation	Indiana	100% held through American Water	Water and/or wastewater utility

Iowa – American Water Company	Corporation	Delaware	95.84% held through American Water (4.16% outside preferred stock)	Water and/or wastewater utility

Kentucky – American Water Company	Corporation	Kentucky	100% held through American Water	Water and/or wastewater utility

Laurel Oak Properties Corporation	Corporation	Delaware	100% held through American Water	Entity to hold real estate for development and/or sale

Liberty Water Company	Corporation	New Jersey	100% held through AWE	Manage water contract for City of Elizabeth, NJ

Long Island Water Corporation	Corporation	New York	100% held through American Water	Water and/or wastewater utility

Maryland – American Water Company	Corporation	Maryland	100% held through American Water	Water and/or wastewater utility

Michigan – American Water Company	Corporation	Michigan	100% held through American Water	Water and/or wastewater utility

Missouri – American Water Company	Corporation	Missouri	100% held through American Water	Water and/or wastewater utility

Mobile Residuals Management Inc.	Corporation	Ontario	100% held through American Water Canada Corp.	Inactive

Mobile Residuals Management (USA), Inc.	Corporation	Delaware	100% held through American Water (USA), Inc	Mobile biosolids and residuals management; Ongoing contracts in CA and NJ

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business
New Jersey – American Water Company	Corporation	New Jersey	100% held through American Water	Water and/or wastewater utility

New Mexico – American Water Company	Corporation	New Mexico	100% held through American Water (.01% outside common stock)	Water and/or wastewater utility

Ohio - American Water Company	Corporation	Ohio	100% held through American Water	Water and/or wastewater utility

OMI/Thames Water Stockton, Inc.	Corporation	Delaware	50% held through TWNA, Inc. and 50% held through Operations and Management, Inc.	Water and/or wastewater services

Pennsylvania – American Water Company	Corporation	Pennsylvania	96.5% held through American Water (3.5% outside preferred stock)	Water and/or wastewater utility

Philip Automated Management Controls, Inc.	Corporation	Georgia	100% held through American Water (USA), Inc.	Inactive

Prism-Berlie (Windsor) Limited	Corporation	Ontario	100 % held through Terratec Environmental Ltd.	Holds contract to operate pelitizing facility in Windsor, Ontario

PWT Waste Solutions, Inc.	Corporation	Texas	100% held through TWH LLC	Water and/or wastewater services (IA)

Tennessee – American Water Company	Corporation	Tennessee	99.89% held through American Water (0.11% outside preferred stock)	Water and/or wastewater utility

Terratec Environmental Ltd.	Corporation	Ontario	100% held through American Water Canada Corp.	Primary entity for holding contracts for biosolids management land application and disposal

Texas-American Water Company	Corporation	Texas	100% through American Water	Water and/or wastewater utility

TWH LLC	Limited Liability Company	Delaware	100% held through American Water	Holding company

TWNA, Inc. formerly Thames Water North America, Inc.	Corporation	Delaware	100% held through American Water	Water and/or wastewater services

UESG Holdings, Inc.	Corporation	Delaware	100% held through TWH LLC	Holding company

Uniflo Limited	Corporation	Ontario	100 % held through Terratec Environmental Ltd.	Holding company

United Water Virginia, Inc.	Corporation	Virginia	100% held through Virginia-American Water Company	Water and/or wastewater utility

Utility Management and Engineering, Inc.	Corporation	New Jersey	100% held through American Water Engineering, Inc.	Inactive

Virginia – American Water Company	Corporation	Virginia	100% held through American Water	Water and/or wastewater utility

West Virginia – American Water Company	Corporation	West Virginia	99.97% held through American Water (0.03% outside common stock)	Water and/or wastewater utility

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